Exhibit 1A-6C(i)

EXHIBIT A ASSIGNMENT For good and valuable consideration, receipt whereof is hereby acknowledged, the undersigned hereby sells, grants, assigns and sets over unto Opening Night Enterprises, LLC and its successors and assigns (hereinafter collectively rcfcrTcd to as "Purchaser") the "Rights" as defined in the agreement (the "Musical Option and Purchase Agreement") referred to below, with respect to the option and purchase of certain rights as described herein in and to a cc11ain dramatico-musical play (the "f.@y"), which was wrillcn and composed by Eric Holmes and Nat Zcgrcc, which such Play wrillcn and composed by the undersigned, including all contents thereof, all present adaptations and versions thereof, and the theme, title, and characters thereof, and in and to the copyright thereof and all renewals and extensions of such copyright. This Assignment shall exist as Exhibit A to the Musical Option and Purchase Agreement and is hereby incorporated therein and made a part thereof by this reference. The undersigned and Purchaser have entered into a fonnal Musical Option and Purchase Agreement dated as of July 31, 2020, relating to the transfer and assignment of the foregoing rights in and to said Play, which rights arc more fully described in said Musical Option and Purchase Agreement, and this Assignment is expressly made subject to all of the terms, conditions and provisions contained in said Musical Option and Purchase Agreement. In witness whereof the undersigned have executed this Assignment as of the ;2.l􀂎􀂎ay of j􀂐􀂐20.'l:Q. STATEOF MlciNjMv ) ) COUNTY OF 􀂗􀂗rraa-<JD ) On '51 /-2-1 /wz.o , before me, the undersigned, a Notary Public in and for the said State, the personally basis of appeared satisfactory Nb,.+-evidence Z.e t 􀁞􀁞be (􀁠􀁠l, the person whose name is known to subscribed me to personally the within or proved instrument, to me and on acknowledged to me that (s)hc executed the same. WITNESS my hand and official seal. MUSICAL OPTION & PURCH. AGREEMENT -OPENING NIGHT ENTERPRISES, LLCITHE KING'S CRITIQUE